Exhibit 4.1.1

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of December 28, 2016, is entered into by and among AERIE PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), and DEERFIELD PRIVATE DESIGN FUND III, L.P., DEERFIELD INTERNATIONAL MASTER FUND, L.P., DEERFIELD PARTNERS, L.P. and DEERFIELD SPECIAL SITUATIONS FUND, L.P. (collectively referred to as the “Purchasers,” and together with the Borrower, the “Parties”).
RECITALS:
WHEREAS, Borrower and Purchasers have entered into that certain Note Purchase Agreement dated as of September 8, 2014 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Note Purchase Agreement”), pursuant to which Borrower issued and sold to Purchasers or their predecessors in interest $125,000,000 aggregate principal amount of senior secured convertible notes; and
WHEREAS, the Parties desire to amend the Note Purchase Agreement, subject to the terms and conditions set forth herein, as more fully set forth below.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:
1.Defined Terms. Capitalized terms used herein which are defined in the Note Purchase Agreement or other Note Documents (as defined in the Note Purchase Agreement), unless otherwise defined herein, shall have the meanings ascribed to them in the Note Purchase Agreement and the other Note Documents.
2.    Amendments to the Note Purchase Agreement. As of the date hereof, the Note Purchase Agreement is amended as follows:
a.    The following definition is hereby added to Section 1.1 of the Note Purchase Agreement in the appropriate alphabetical sequence:
“Guarantor” means each Subsidiary of Borrower that guarantees the Obligations of the Borrower under the Note Documents pursuant to the terms of Section 5.2(a) hereof and a guaranty, the form of which is attached as Exhibit B hereto (“Guaranty”).
b.    Section 5.4(c) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
(c) Any representation or warranty made by the Borrower or any Guarantor in any Note Document to which the Borrower or such Guarantor is a party, as the case may be, shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

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c.    Section 5.4(d) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
(d)(i) The Borrower or any Guarantor shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower or any Guarantor shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower or any Guarantor of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower or any Guarantor of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) days; or (v) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.
d.    Section 5.4(h) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
(h) There is a default in the payment of any Indebtedness to which the Borrower or any Guarantor is a party with a third party, such third party accelerates the maturity of any such Indebtedness, the principal amount of such Indebtedness is in an amount in excess of $2,500,000 and such acceleration is not rescinded or such Indebtedness is not contested in good faith or paid or otherwise discharged.
e.    The following new Section 5.4(l) is hereby added to the end of Section 5.4 of the Note Purchase Agreement:
(l) Any Guarantor shall have failed to comply with the due observance or performance of (i) Sections 2.1 or 6.17(i) of its Guaranty or (ii) any other covenant contained in any Note Document to which it is a party and, in the case of this Section 5.4(l)(ii), such default is not remedied by such Guarantor or waived by the Purchasers within thirty (30) days (inclusive of any extension periods or cure periods contained in any such covenant or provided by Applicable Law) after the earlier of (A) receipt by the Borrower of notice from the Required Purchasers of such default, or (B) in the case of Section 5.1(d), the actual knowledge of Borrower or such Guarantor of such default.
f.    Exhibit B is hereby added to the Note Purchase Agreement as set forth on Annex A to this Amendment.
3.    No Further Consent; Ratification of Liability. Except as expressly modified by this Amendment, the Note Purchase Agreement shall remain unchanged and in full force and effect in

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accordance with its terms. Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Note Purchase Agreement as amended hereby, and each reference to the Note Purchase Agreement in any other Note Document shall mean and be a reference to the Note Purchase Agreement as amended hereby.
4.    Incorporation by Reference. The provisions of Sections 6.4, 6.5, 6.7 and 6.8 of the Note Purchase Agreement are incorporated herein by reference mutatis mutandis.
[Remainder of Page Intentionally Left Blank, signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.
BORROWER:

AERIE PHARMACEUTICALS, INC.

By:    /s/ Richard J. Rubino
Name:    Richard J. Rubino
Title:    Chief Financial Officer

PURCHASERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:    Deerfield Mgmt. III, L.P., its General Partner
By:    J.E. Flynn Capital III, LLC, its General Partner

By:    /s/ Jonathan Isler
Name:    Jonathan Isler
Title:    Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By:    Deerfield Mgmt., L.P., its General Partner
By:    J.E. Flynn Capital, LLC, its General Partner

By:    /s/ Jonathan Isler
Name:    Jonathan Isler
Title:    Authorized Signatory

DEERFIELD PARTNERS, L.P.

By:    Deerfield Mgmt., L.P., its General Partner
By:    J.E. Flynn Capital, LLC, its General Partner

By:    /s/ Jonathan Isler
Name:    Jonathan Isler
Title:    Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:    Deerfield Mgmt., L.P., its General Partner
By:    J.E. Flynn Capital, LLC, its General Partner

By:    /s/ Jonathan Isler
Name:    Jonathan Isler
Title:    Authorized Signatory

ANNEX A

Form of Guaranty

[See Attached]

GUARANTY
GUARANTY, dated as of December 28, 2016, made by Aerie Distribution, Inc., a Delaware corporation (“Guarantor”), in favor of Deerfield Private Design Fund III, L.P., Deerfield International Master Fund, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. (collectively, the “Purchasers”), and Deerfield Management Company, L.P., as Agent for the Purchasers (collectively, the “Guaranteed Parties”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of September 8, 2014 by and among Aerie Pharmaceuticals, Inc. (the “Borrower”) and the Purchasers, the Borrower issued and sold to the Purchasers and their predecessors in interest $125,000,000 aggregate principal amount of senior secured convertible notes (the “Notes”);
WHEREAS, Borrower directly or indirectly holds all of the equity interests in Guarantor; and
WHEREAS, the Guarantor desires to execute and deliver to the Guaranteed Parties this Guaranty (as defined below) pursuant to which the Guarantor shall unconditionally guarantee all of the Obligations (as defined below) in accordance with the terms set forth in this Guaranty,
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with the Guaranteed Parties as follows:
SECTION 1.DEFINED TERMS
1.1        Definitions
(a)    Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement.
(b)    The following terms shall have the following meanings:
“Event of Default” means (i) an “Event of Default” as such term is defined in the Note Purchase Agreement, or (ii) the failure of Guarantor to observe the provisions of (x) Sections 2.1 or 6.17(i) of this Guaranty, or (y) any other provisions of this Guaranty which failure, in the case of this subsection (ii)(y) of this definition, continues (subject to the comparable cure periods set forth in the Note Purchase Agreement), after the earlier of receipt by Guarantor of notice of default from the Guaranteed Parties or, in connection with Section 5.1(d) of the Note Purchase Agreement, actual knowledge of Guarantor of such default.

“Guaranty” means this guaranty, as the same may be amended or supplemented from time to time.
“Obligations” mean the collective reference to all obligations and liabilities of the Borrower to the Guaranteed Parties under the Note Purchase Agreement and the other Note Documents, as amended from time to time, respectively (including, without limitation, default interest accruing at the then applicable rate provided in the Note Purchase Agreement and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, and post-filing or post-petition interest, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreement and the other Note Documents, or any other document executed and delivered in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Guaranteed Parties that are required to be paid by Borrower pursuant to the terms of any of the foregoing agreements).
1.2        Other Definitional Provisions. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 2.GUARANTY
2.1        Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Parties, the prompt and complete payment and performance by Borrower of the Obligations when due, subject to any applicable grace period.
2.2        Nature of Guaranty. Guarantor’s liability under this Guaranty shall be unlimited, open and continuous for so long as this Guaranty remains in force. Guarantor intends to guaranty the performance and prompt payment of the Obligations when due, whether at maturity or earlier by reason of acceleration or otherwise. Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Obligations which subsequently arise or is thereafter incurred. No payment made by Borrower, or any other Person or received or collected by the Guaranteed Parties from Borrower, or any other Person by virtue of any action or other proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder and the Guarantor shall, notwithstanding any such payment (other than payment and performance in full of the Obligations), remain liable for the Obligations until the Obligations are paid and performed in full and the Note Purchase Agreement is terminated.

2.3        Duration of Guaranty. This Guaranty will take effect when received by the Guaranteed Parties without the necessity of any acceptance by the Guaranteed Parties, or any notice to Guarantor, and will continue in full force until the Obligations shall have been fully paid and satisfied and the Note Purchase Agreement has been terminated and all other obligations of Guarantor under this Guaranty shall have been performed in full. All renewals, extensions, substitutions, and modifications of the Obligations, release of any other guarantor or termination of any other guaranty of the Obligations shall not affect the liability of Guarantor under this Guaranty. This Guaranty is irrevocable and is binding upon Guarantor and Guarantor’s successors and assigns so long as any of the Obligations remain unpaid.
2.4        No Subrogation. Notwithstanding any payment made by Guarantor hereunder or any set-off or application of funds of Guarantor by the Guaranteed Parties, Guarantor shall not be entitled to be subrogated to any of the rights of the Guaranteed Parties against Borrower or any other guarantor or guaranty or right of offset held by the Guaranteed Parties for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder, until all amounts owing to the Guaranteed Parties by Borrower on account of the Obligations are paid in full and the Note Purchase Agreement has been terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Guaranteed Parties in the exact form received by such Guarantor (duly indorsed by Guarantor to the Guaranteed Parties, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Guaranteed Parties may determine.
2.5        Amendments, Etc. With Respect to The Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment or performance of any of the Obligations made by the Guaranteed Parties may be rescinded by the Guaranteed Parties and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Guaranteed Parties, and the Note Purchase Agreement and the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Parties may deem advisable from time to time, and any guaranty or right of offset at any time held by the Guaranteed Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.
2.6        Guaranty Absolute and Unconditional. Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Guaranteed Parties upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between Borrower and

Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Guarantor hereby waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or Guarantor with respect to the Obligations. Guarantor understands that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to (a) the validity or enforceability of the Note Purchase Agreement and the other Note Documents, any of the Obligations or any other guaranty or right of offset with respect thereto at any time or from time to time held by the Guaranteed Parties, (b) any defense, set-off or counterclaim (other than a defense of actual payment and performance of all Obligations) which may at any time be available to or be asserted by Borrower or any other Person against the Guaranteed Parties, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantor, the Guaranteed Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against Borrower or any other Person or against any other guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Parties to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower or any other Person or to realize upon any such other guaranty or to exercise any such right of offset, or any release of Borrowers or any other Person or any such other guaranty or right of offset, shall not relieve Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Parties against Guarantor.
The obligations of the Guarantor are principal and independent obligations from the obligations of the parties to the Note Purchase Agreement and the other Note Documents or any other agreement. Therefore, the Guarantor cannot, in order to delay or to avoid the unconditional and immediate performance of its obligations under this Guaranty, invoke any defense or exception relating to or resulting from any current or future relationships (including legal relationships) nor any contentious or non-contentious claims, between Borrower and the Guaranteed Parties or any other third party, or any other challenge of Borrower or of a third party.
2.7        Reinstatement. The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Guaranteed Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other guarantor of the Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Borrower, Guarantor or any other guarantor of the Obligations or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.8        Payments. Guarantor hereby guarantees that payments hereunder will be paid to the Guaranteed Parties without set-off or counterclaim in U.S. dollars at the address set forth in the Note Purchase Agreement or by wire transfer pursuant to instructions provided to Guarantor by the Guaranteed Parties.
SECTION 3.REPRESENTATIONS AND WARRANTIES
Guarantor represents and warrants to the Guaranteed Parties that as of the date hereof:
3.1        Organization and Subsidiaries. Guarantor is a legal entity duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and own its properties.
3.2        Authorization. Guarantor has full power and authority and has taken all requisite action necessary for (i) the authorization, execution and delivery of this Guaranty and (ii) authorization of the performance of all obligations of Guarantor hereunder. This Guaranty constitutes legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
3.3        Consents. The execution, delivery and performance by Guarantor of this Guaranty require no consent of, action by or in respect of, or filing with, any Person.
3.4        No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of this Guaranty by Guarantor will not conflict with or result in a breach or violation of any of the provisions of, or constitute a default under, Guarantor’s organizational documents as in effect on the date hereof. Guarantor (i) is not in violation of any statute, rule or regulation applicable to Guarantor or its assets, (ii) is not in violation of any judgment, order or decree applicable to Guarantor or its assets, and (iii) is not in breach or violation of any agreement to which it or its assets are a party or are bound or subject. Guarantor has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.
3.5        No Limitation of Guaranty. No representations, warranties or agreements of any kind have been made to or with Guarantor that would limit or qualify in any way the terms of this Guaranty.
3.6        Request. This Guaranty is executed at request of Borrower and not at the request of the Guaranteed Parties.
3.7        Obtaining Information. Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition.
3.8        Solvency. As of the date hereof and after giving effect to the transactions contemplated hereby, (a) the property of Guarantor, at a fair valuation, will exceed its debt; (b) the capital of Guarantor will not be unreasonably small to conduct its business; (c) Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (d) the present fair salable value of the assets of Guarantor will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 3.8, (x) “debt” means any liability on a claim, and “claim” means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, secured or unsecured, and (y) all references to Guarantor shall mean Guarantor and Borrower in the aggregate.
3.9    Litigation Matters. There are no actions, suits or other proceedings by or before any arbitrator or governmental authority pending against or threatened against or affecting Guarantor which would have a Material Adverse Effect.
3.10    Compliance with Laws and Agreements. Guarantor is in compliance with all laws applicable to it or its property and all agreements binding upon it or its property except where such noncompliance would not have a Material Adverse Effect.
3.11    Taxes. Guarantor has timely filed or caused to be filed all material tax returns and reports required to have been filed and has paid or caused to be paid all material taxes required to have been paid, except taxes that are being contested in good faith by appropriate proceedings and for which Guarantor has set aside on its books adequate reserves.
SECTION 4. [INTENTIONALLY OMITTED]
SECTION 5.WAIVERS; SUBORDINATION
5.1        Guarantor’s Waivers.
(a)    Guaranteed Parties’ Actions. Guarantor waives any right to require the Guaranteed Parties to resort for payment from, or to proceed directly or at once against, any Person, including Borrower or any other guarantor.
(b)    Insolvency. [RESERVED.]
(c)    Guarantor’s Rights and Defenses. Guarantor also waives any and all rights or defenses arising by reason of (i) any law that may prevent the Guaranteed Parties from bringing any action, including a claim for deficiency, against Guarantor, before or after the commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale, (ii) any election of remedies by the Guaranteed Parties which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations, (iii) any disability or other defense of Borrower, of any other guarantor, or of any other Person, or by reason of the cessation of Borrower’s liability from any cause whatsoever, other than payment and performance in full of the Obligations,

(iv) any statute of limitations, if at the time any action or other suit brought by the Guaranteed Parties against Guarantor is commenced there is outstanding Obligations which are not barred by any applicable statute of limitations, (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations, or (vi) any act, omission, election or waiver by the Guaranteed Parties of the type set forth in this Guaranty.
(d)    No Set-off, Counterclaim, Etc. Guarantor further waives and shall not assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set-off, counterclaim, counter demand, recoupment or similar right.
5.2        Guarantor’s Understanding With Respect to Waivers. Each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.
5.3        Subordination of Debts to Guarantor. The Obligations shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates to the Obligations any claim Guarantor may have against Borrower, upon any account whatsoever (including without limitation all intercompany obligations owing to Guarantor from Borrower), to any claim that the Guaranteed Parties may now or hereafter have against Borrower; provided, however, that Borrower may make payments on, and Guarantor may receive payments with respect to, such claims that represent bona fide claims for money lent to, property transferred to, or services performed for, Borrower in the ordinary course of the business of Guarantor. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or similar proceedings, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both the Guaranteed Parties and Guarantor shall be paid to the Guaranteed Parties.
SECTION 6.MISCELLANEOUS
6.1        Amendments In Writing. None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by an instrument in writing signed by Guarantor and the Guaranteed Parties, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
6.2        Notices. All notices, requests and demands to or upon the Guarantor and the Guaranteed Parties shall be effected in the manner provided for in Section 6.1 of the Note Purchase Agreement with respect to the Guaranteed Parties, and with respect to Guarantor on the signature page of this Guaranty.
6.3        No Waiver By Course Of Conduct; Cumulative Remedies. The Guaranteed Parties shall not by any act (except by a written instrument pursuant to Section 6.1), be deemed to have waived any right, power or privilege hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Guaranteed Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Guaranteed Parties of any right, power or privilege hereunder on any one occasion shall not be construed as a bar to any right, power or privilege that the Guaranteed Parties would otherwise have on any future occasion. The rights, powers and privileges hereunder provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights and remedies provided by law.
6.4        Enforcement Expenses; Indemnification
(a)    If any amount owing to the Guaranteed Parties under this Guaranty shall be collected through enforcement thereof, any refinancing or restructuring in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, Guarantor shall pay (in addition to all monies then due or otherwise payable under this Guaranty) all reasonable and documented external attorneys’ fees and out-of-pocket expenses incurred in respect of such collection.
(b)    Guarantor shall pay, and save the Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty, other than any such liabilities, obligations, losses damages, penalties, actions, judgements, suits, costs or expenses or disbursements that arise out of the gross negligence or willful misconduct of the Guaranteed Parties.
(c)    The agreements in this Section shall survive repayment of the Obligations and termination of the Note Purchase Agreement.
6.5        Successors And Assigns. This Guaranty shall be binding upon the successors of Guarantor and shall inure to the benefit of the Guaranteed Parties; provided that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the written consent of the Guaranteed Parties and their successors and assigns.
6.6        Set-Off. Guarantor hereby irrevocably authorizes the Guaranteed Parties at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to Guarantor or any other guarantor of the Obligations, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all amounts, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Guaranteed Parties to or for the credit or the account of Guarantor, or any part thereof, in such amounts as the Guaranteed Parties may elect, against and on account of the Obligations, whether or not the Guaranteed Parties has made any demand for payment and although the Obligations may be contingent or unmatured. The Guaranteed Parties shall notify Guarantor promptly of any such set-off and the application made by the Guaranteed Parties of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Guaranteed Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Guaranteed Parties may have.

6.7        Facsimile. This Guaranty may be executed by facsimile or other electronic transmission (including PDF).
6.8        Severability. If any provision of this Guaranty shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
6.9        Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
6.10    Integration. This Guaranty and the other Note Documents to which the Guarantor is a party represent the agreement of Guarantor and the Guaranteed Parties with respect to the subject matter hereof.
6.11    Acknowledgements. Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;
(b)    the Guaranteed Parties have no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Guaranty or otherwise, and the relationship between Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among Guarantor and the Guaranteed Parties.
6.12    Applicable Law and Consent to Non-Exclusive New York Jurisdiction.
(a) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
(b) Guarantor and the Guaranteed Parties hereby irrevocably agree that any legal action, suit or other proceeding arising out of this Guaranty may be brought in the courts of the State of New York or of any United States District Court in the State of New York. Guarantor irrevocably consents to the service of any process in any such legal action, suit or other proceeding by the mailing of copies of such process to it at its address specified in Section 6.2 by registered mail, return receipt requested. By the execution and delivery of this Guaranty, Guarantor hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding. Final judgment against Guarantor in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in this Guaranty shall affect the right of the Guaranteed Parties to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon Guarantor in any manner authorized by the laws of any such jurisdiction.

(c) Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to this Guaranty, brought in the courts of the State of New York or in any United States District Court in the State of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.
(d) GUARANTOR AND THE GUARANTEED PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(e) To the extent that Guarantor, in any suit, action or other proceeding brought in any court arising out of or in connection with this Guaranty shall be entitled to the benefit of any provision of law requiring the any party in such suit, action or other proceeding to post security for the costs of another party, or to post a bond or to take similar action, Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under any applicable law.
6.13    Currency. All amounts owing under this Guaranty shall be paid in United States Dollars.
6.14    Taxes, Duties and Fees. The provisions of Section 2.5 of the Note Purchase Agreement and the definitions in the Note Purchase Agreement incorporated therein are incorporated herein with respect to payments by the Guarantor under this Guaranty, mutatis mutandis, such incorporation to continue after termination of the Note Purchase Agreement.
6.15    Benefits Acknowledged. Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and from its guarantee and waivers under this Guaranty.
6.16    Compliance with Purchase Agreement. This Guaranty and the other Note Documents to which Guarantor is a party fulfills the obligations of the Borrower and the Guarantor under Section 5.2(a) of the Note Purchase Agreement with respect to the establishment of the Guarantor as a Subsidiary of the Borrower.
6.17    Covenants. Guarantor hereby covenants and agrees (i) not to issue any additional shares of Stock to any Person other than the Borrower, and (ii) to perform and observe and be bound by all of the covenants and agreements set forth in Sections 5.1 and 5.2 of the Note Purchase Agreement insofar as such covenants and agreements govern or restrict a Subsidiary of Borrower as if Guarantor were a party to the Note Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.
GUARANTOR:

AERIE DISTRIBUTION, INC.

By: _________________________
Name: ____________________
Title: _____________________

Address: __________________
__________________
__________________
__________________
Attention: ____________________
Fax: _________________________
Email: _______________________